UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013
Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019, 333-182599, and 333-179941-01	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street, 15th Floor San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013, Aaron Vermut was appointed President of Prosper Marketplace, Inc. (“PMI”).  PMI agreed to grant to Mr. Vermut an option to purchase 18,490,897 shares of its common stock at the fair market value of such common stock on the date of grant.  The option grant shall be subject to the terms and conditions of PMI’s 2005 Stock Option Plan (the “Plan”).

Aaron Vermut, age 40, has served as PMI’s Acting President since April 2013.  Mr. Vermut also currently serves as the President and a director of Prosper Funding LLC (“Prosper Funding”), PMI’s wholly-owned subsidiary.  Prior to joining PMI, Mr. Vermut served as Managing Director, Head of Prime Services at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC). Mr. Vermut founded and served as Managing Partner and a director of Merlin Securities, LLC until it was acquired by Wells Fargo Securities in 2012. Mr. Vermut served as Principal of New Enterprise Associates from July 2000 to October 2003. Prior to that, Mr. Vermut served as Senior Consultant of Cambridge Technology Partners from 1995 to 1998. Mr. Vermut has an M.B.A. in Finance from The Wharton School, University of Pennsylvania and a B.A. in History and German Literature from Washington University in St. Louis.  Aaron Vermut is the son of Stephan Vermut, the Chief Executive Officer and a director of PMI.

Also on July 17, 2013, Kenneth Niewald was appointed Chief Financial Officer of PMI.  PMI agreed to grant to Mr. Niewald an option to purchase 3,000,000 shares of its common stock at the fair market value of such common stock on the date of grant.  The option grant shall be subject to the terms and conditions of the Plan.

Kenneth Niewald, age 60, has served as PMI’s Acting Chief Financial Officer since May 2013.  Mr. Niewald also currently serves as Treasurer of Prosper Funding.  Prior to joining PMI, Mr. Niewald served as a partner for Marquis Advisory, LLC from January 2013 to May 2013.  Prior to that, Mr. Niewald served as a partner for Tatum, LLC from June 2007 to October 2011.  Mr. Niewald also served as Principal of CFO Executive Services from June 2006 to June 2009 and again from October 2011 to May 2013.  From September 2001 to March 2006, Mr. Niewald was the Chief Financial Officer for Wells Fargo Advantage Funds, a $120 billion multi-tiered investment management company where he was responsible for all aspects of accounting, finance and treasury.  Prior to that, Mr. Niewald spent twenty years at Bank of America, where he held a variety of positions with various lending divisions, cumulating as Group Finance Officer for several $30 billion groups.  Mr. Niewald has an M.B.A. in Financial Management from National University and a B.S. in Business Administration from the University of Redlands.

On July 18, 2013, Rajeev V. Date, the Managing Partner of Fenway Summer LLC, a U.S. consumer financial advisory and investment firm, was elected to serve on PMI’s Board of Directors.  It has not been determined whether Mr. Date will serve on any committees of PMI’s Board of Directors.

Mr. Date previously served as one of PMI’s directors from January 2009 to September 2010.  Mr. Date currently serves as the Managing Partner of Fenway Summer LLC, U.S. consumer financial advisory and investment firm.  From January 2012 to January 2013, Mr. Date served as the Deputy Director of the United States Consumer Financial Protection Bureau (“CFPB”).  Before being appointed Deputy Director, Mr. Date was appointed the Special Advisor to the Secretary of the Treasury for the CFPB, and, in that capacity, acted as the interim leader of the CFPB.  From October 2010 to August 2011, Mr. Date served as Associate Director of Research, Markets, and Regulations of the CFPB.  Prior to joining the CFPB, Mr. Date served as Chairman & Executive Director of Cambridge Winter Center for Financial Institutions Policy, a non-profit nonpartisan think tank focused on financial institutions policy, from March 2009 to September 2010.  From August 2007 to February 2009, Mr. Date served as a Managing Director in the Financial Institutions Group at Deutsche Bank Securities, where his key responsibility was acting as a coverage officer for specialty finance firms and regional banks.  Before that, Mr. Date was Senior Vice President for Corporate Strategy and Development at Capital One Financial, where he led M&A development efforts across the U.S. banking and specialty finance markets. He began his business career in the financial institutions practice of the consulting firm McKinsey & Company. He has also served as an attorney, in both private practice and government.  Mr. Date received a J.D., magna cum laude, from Harvard Law School and a B.S. (highest honors) from University of California, Berkeley.  PMI believes that Mr. Date’s financial, business and regulatory expertise give him the qualifications and skills to serve as a director.

As consideration for Mr. Date’s service on the Board, PMI has agreed to grant Mr. Date an option to purchase 750,000 shares of its common stock at the fair market value of such common stock on the date of grant.  The option grant shall be subject to the terms and conditions of the Plan and is subject to Board approval.

Item 8.01. Other Events.

On July 19, 2013, in order to avoid the costs, risks and uncertainties inherent in litigation and without admitting any liability or wrongdoing, PMI agreed to enter into a Stipulation and Agreement of Compromise, Settlement, and Release (the “Settlement”) related to the action captioned Christian Hellum, David Booth, Brian Russom, and Michael del Greco, individually and on behalf of all others similarly situated, v. Prosper Marketplace, Inc., a Delaware Corporation, Christian Larsen, Ed Giedgowd, Kirk T. Inglis, Doug Fuller, James W. Breyer, Larry W. Cheng, Robert C. Kagle, and John and Jane Does 1-100, No. CGC-08-482329, which is currently pending in San Francisco Superior Court (the “Lawsuit”).

The class members in the Lawsuit alleged that PMI offered and sold unqualified and unregistered securities in violation of the California and federal securities laws.  The class members in the Lawsuit sought rescission damages against PMI and the other named defendants, as well as treble damages against PMI and the award of attorneys’ fees, litigation costs, and pre-judgment and post-judgment interest (collectively, the “Claims”).  In exchange for a full release of the Claims as to all class members against all defendants, and subject to Court approval, PMI agreed to pay settlement consideration in the total amount of $10 million according to the following schedule: (i) $2 million within 10 days of entry of an order by the Court granting preliminary approval of the settlement (“Preliminary Approval”); (ii) $2 million on the one-year anniversary of Preliminary Approval; (iii) $3 million on the two-year anniversary of Preliminary Approval; and (iv) $3 million on the three-year anniversary of Preliminary Approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: July 19, 2013	By	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel and Secretary